As filed with the Securities and Exchange Commission on October 20, 2003

                                            Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

       Tennessee                                                     62-0803242
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                               165 Madison Avenue
                            Memphis, Tennessee 38103
                                 (901) 523-4444
                    (Address of principal executive offices)

       First Tennessee National Corporation 2003 Equity Compensation Plan
                            (Full Title of the Plan)

                              HARRY A. JOHNSON, III
                  Executive Vice President and General Counsel
                      First Tennessee National Corporation
                               165 Madison Avenue
                            Memphis, Tennessee 38103
                                 (901) 523-5624
            (Name, address and telephone number of agent for service)

                                 (with copy to:)
                             CLYDE A. BILLINGS, JR.
    Senior Vice President, Assistant General Counsel and Corporate Secretary
                      First Tennessee National Corporation
                               165 Madison Avenue
                            Memphis, Tennessee 38103
                                 (901) 523-5679

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
    Title of Securities to be        Amount to be     Proposed Maximum Offering     Proposed Maximum Aggregate        Amount of
           Registered               Registered(1)          Price Per Share                Offering Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock and                    3,000,000 (2)             $43.83 (3)                 $131,490,000 (3)           $ 10,637.54
Associated Rights
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the First Tennessee National Corporation 2003 Equity Compensation Plan (the "2003 Plan") by reason of any dividend, stock split, recapitalization or other similar transactions effected without receipt of consideration that increases the number of shares of the Registrant's Common Stock outstanding.

(2) This figure represents the number of shares of Common Stock authorized and registered hereby under the 2003 Plan. The maximum number of shares which may be sold upon exercise of options granted under the 2003 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of such 2003 Plan.

(3) Calculated pursuant to Rule 457(h)(l), based on the average of the high and low prices reported on the New York Stock Exchange for Registrant's Common Stock on October 16, 2003

         Pursuant to Rule 462 of the Securities Act of 1933 Act, as amended, the Registration Statement on Form S-8 shall be effective upon filing with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by First Tennessee National Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's most recent annual report on Form 10-K for the year ended December 31, 2002.

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

     3. The Registrant's Current Reports on Form 8-K filed with the Commission dated May 7, 2003, May 12, 2003, June 9, 2003, and July 30, 2003.

     4. The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed July 26, 1999, and any amendment or report filed for the purpose of updating such description.

     5. The description of Registrant's shareholder protection rights contained in Registrant's registration statement on Form 8-A, filed October 23, 1998, and any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     No response is required to this item.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Section 11(a) of the Securities Act of 1933, as amended (the "1933 Act"), provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement unless it is proven that at the time such person acquired the security the person knew of such untruth or omission.

     The Registrant dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountant on May 15, 2002, as described in the Registrant's Form 8-K dated May 15, 2002, and filed May 16, 2002. After reasonable efforts, the Registrant has not been able to obtain Arthur Andersen's consent to the naming of that firm as an expert or to the incorporation by reference of Arthur Andersen's audit report dated January 15, 2002 in this Registration Statement as required by Section 7 of the Securities Act.

         SEC Rule 437a promulgated pursuant to the 1933 Act permits the registrant to file registration statements that contain or incorporate by reference financial statements in which Arthur Andersen had been acting as the independent public accountant without filing the written consent of Arthur Andersen required by Section 7 of the 1933 Act. The lack of a consent from Arthur Andersen will generally make unavailable a claim against the accountant relating to securities acquired pursuant to this Registration Statement under
Section 11(a) of the 1933 Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements or necessary to make the statements in those financial statements not misleading.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant has adopted the provisions of the Tennessee statute pursuant to Article Six of its Bylaws. Also the Registrant has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act.

     Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. The Registrant has adopted the provisions of the statute as Article 13 of its Charter.

     Article Six of the Bylaws requires the Registrant to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     No response is required to this item.

Item 8.  EXHIBITS

Exhibit Number      Description
--------------      -----------

     4.1 Restated Charter of the Registrant, as amended, attached as Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

     4.2            Bylaws  of the  Registrant,  as  amended  and  restated,
                    attached  as  Exhibit   3(ii)  to the Registrant's
                    Quarterly   Report on Form  10-Q for the  quarter  ended
                    September  30,  2002 and incorporated herein by reference.

     4.3 First Tennessee National Corporation 2003 Equity Compensation Plan, attached as Appendix A to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 18, 2003 and incorporated herein by reference.

     4.4 Shareholder Protection Rights Agreement, dated as of October 20, 1998, between the Registrant and First Tennessee Bank National Association as Rights Agent, attached as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed October 23, 1998 and incorporated herein by reference.

      5             Opinion and Consent of Baker, Donelson,  Bearman, Caldwell
                    & Berkowitz

     23.1 Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz (contained in Exhibit 5)

     23.2           Consent of KPMG LLP

      24            Power of Attorney


Item 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the
     Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                           [SIGNATURE PAGE TO FOLLOW]

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on October 20, 2003.

                          FIRST TENNESSEE NATIONAL CORPORATION



                          By:  /s/ Sarah L. Meyerrose
                               ------------------------------------------------
                               Sarah L. Meyerrose, Executive Vice President - Corporate and Employee Services


Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  NAME                                   TITLE                                       DATE
                  ----                                   -----                                       ----

/s/ Ralph Horn*                            Chairman of the Board and a Director                October 20, 2003
------------------------------------
Ralph Horn

/s/ J. Kenneth Glass*
------------------------------------       President, Chief Executive Officer and a            October 20, 2003
J. Kenneth Glass                           Director (principal executive officer)


/s/ James F. Keen*                         Executive Vice President, Chief Financial Officer
------------------------------------       and Corporate Controller (principal financial       October 20, 2003
James F. Keen                              officer and principal accounting officer)

/s/ Robert C. Blattberg*
------------------------------------       Director                                            October 20, 2003
Robert C. Blattberg

/s/ George E. Cates*
------------------------------------       Director                                            October 20, 2003
George E. Cates

/s/ James A. Haslam, III*
------------------------------------       Director                                            October 20, 2003
James A. Haslam, III

/s/ R. Brad Martin*
------------------------------------       Director                                            October 20, 2003
R. Brad Martin

/s/ Vicki R. Palmer*
------------------------------------       Director                                            October 20, 2003
Vicki R. Palmer


             NAME                                     TITLE                                         DATE
             ----                                     -----                                         ----

/s/ Michael D. Ross*
------------------------------------       Director                                            October 20, 2003
Michael D. Ross

/s/ William B. Sansom*
------------------------------------       Director                                            October 20, 2003
William B. Sansom

/s/ Jonathan P. Ward*
------------------------------------       Director                                            October 20, 2003
Jonathan P. Ward

/s/ Luke Yancy, III*
------------------------------------       Director                                            October 20, 2003
Luke Yancy, III

*/s/ Clyde A. Billings, Jr.
------------------------------------                                                           October 20, 2003
Clyde A. Billings, Jr., as
Attorney-in-Fact





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